As filed with the Securities and Exchange Commission on August 27, 2003


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 27, 2003


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-18711              13-3437739
--------------------------------        -----------         ------------------
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                 File Number)        Identification No.)


7 PENN PLAZA, SUITE 422, NEW YORK, NY                             10001
---------------------------------------                         ---------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:          (212) 563-1036
                                                            -----------------


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ITEM 9.

REGULATION FD DISCLOSURE.

                  Actrade Financial Technologies Ltd. (the "Company") has hired John Fioretti to serve as the Company's Chief Restructuring Officer. As previously announced, the Company has ceased writing new business and will shortly be conducting an auction sale of its operating assets. Accordingly, as the Company moves to a new phase, Mr. Fioretti will replace the Company's Chief Executive Officer, Richard McCormick, who will be leaving the Company and transitioning his responsibilities to Mr. Fioretti over the coming weeks.

                  Mr. Fioretti has thirteen years of restructuring experience acting as an interim crisis manager, financial advisor, and portfolio manager of troubled debt. He has worked with both creditors and debtors in several different industries, including finance, real estate, healthcare and transportation as well as with various manufacturing, wholesale and service companies. Mr. Fioretti has extensive experience with bankruptcy matters (restructurings and liquidations) and out of court settlements.

                  Mr. Fioretti's prior employment also includes three years with National Westminster Bank as a Vice President in its Special Loan & Real Estate Division and five years with Marine Midland Bank as a middle market commercial loan officer and completing its formal one-year credit training program. He graduated from Lehigh University in 1986 with a B.S. in Accounting.

LIMITATION ON INCORPORATION BY REFERENCE

                  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

                  Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results or events may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties due to the Company's pending litigation and ongoing internal evaluation and regulatory and law enforcement investigations, each as described in the Company's recent press releases, including the Company's December 12, 2002 and subsequent press releases. Other factors that may cause results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to: uncertainties regarding the

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possibility of restatements of documents previously filed by the Company with the Securities and Exchange Commission (the "SEC"), including restatements of the Company's financial statements; uncertainties regarding the ability of the Company to finalize a pending settlement of the obligations of certain bankrupt customers of the Company and the Taiwanese parent corporation of certain of those customers, as well as the Company's claims under certain related surety bonds, all as more fully described in the Company's Current Reports on Form 8-K dated May 13, 2003 and June 24, 2002; additional facts found by the Company in connection with the issues that are the subject of an internal evaluation; uncertainties regarding the Company's Chapter 11 bankruptcy process; uncertainties regarding the Company's ability to be successful in pursuing a sale transaction, the Company's ability to find a qualified buyer, or that a sale will actually increase creditor or stockholder value; uncertainties regarding the Company's ability to collect on all its outstanding receivables as they come due; and those factors discussed in the Company's Form 10-Q for the quarter ending March 31, 2002, which is on file with the SEC. Additional risks and uncertainties in connection with a sale transaction include, without limitation, material contingencies provided for in a sale transaction, amendment of the terms of, delay in implementation of or termination of any transaction agreement and the Company's ability to retain key employees during the sale transaction process. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACTRADE FINANCIAL TECHNOLOGIES LTD.



                                   By: /s/ Richard McCormick
                                       ----------------------------------------
                                       Name:  Richard McCormick
                                       Title: Chief Executive Officer



Dated: August 27, 2003